SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.  )
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VALIC COMPANY I

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VALIC COMPANY I
VALUE FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
June 3, 2011
Dear Participant:
     We are writing to inform you of the recent change of sub-adviser of the Value Fund (the “Fund”), a series of VALIC Company I (“VC I”). On January 24-25, 2011, the Board of Directors of VC I (the “Board”) approved the termination of OppenheimerFunds, Inc. as the investment sub-adviser of the Fund and approved Wellington Management Company, LLP (“Wellington Management”) as the new sub-adviser of the Fund. On March 14, 2011, Wellington Management began managing the Fund.
          The change of sub-adviser resulted in a change to the Fund’s investment objective. The change of sub-adviser also resulted in certain changes to the Fund’s principal investment strategies and risks. These changes are discussed in this Information Statement. The change of sub-adviser did not result in a change to expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, Wellington Management and the terms of the investment sub-advisory agreement with Wellington Management, which the Board has approved.
          This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Kurt W. Bernlohr
President
VALIC Company I

VALIC COMPANY I
VALUE FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on March 31, 2011, you owned interests in the Value Fund (the “Fund”), a series of VALIC Company I (“VC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Directors (the “Board”) to replace the sub-adviser of the Fund.
     At a meeting held on January 24-25, 2011, the Board, including a majority of the directors who are not interested persons as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved Wellington Management Company, LLP (“Wellington Management”) as the new sub-adviser to the Fund and approved the termination of OppenheimerFunds, Inc. (“Oppenheimer”) as the sub-adviser to the Fund. In connection with the approvals, the Board approved an amendment to the existing investment sub-advisory agreement between Wellington Management and The Variable Annuity Life Insurance Company (“VALIC”) for the purpose of adding the Fund to the additional VC I funds that Wellington Management sub-advises (the “Wellington Sub-Advisory Agreement”). Wellington Management assumed sub-advisory responsibilities of the Fund on March 14, 2011.
     VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about June 10, 2011, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on March 31, 2011 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND
YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund. Each sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the oversight of VALIC, each sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings with respect to the portion of the Fund’s assets that it manages to meet the Fund’s investment objective and the applicable performance benchmark.

     As the investment adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors each sub-adviser’s compliance with the policies and procedures of the Fund and VALIC and regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended Wellington Management as a new sub-adviser to the Fund after conducting research and performing qualitative and quantitative analysis of other candidate firms and its organizational structures, investment processes and styles and long-term performance records, before making its final recommendation.
     The Investment Advisory Agreement between VALIC and VC I (the “Advisory Agreement”) was last approved at a meeting held on August 2-3, 2010. Under the Advisory Agreement, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2010 was 0.78% of average daily net assets or $1,308,299.
The Fund’s Investment Objective, Principal Investment Strategies and Risks
     The Fund’s investment objective changed in connection with the change of sub-adviser. Previously, the Fund’s principal investment objective was to seek “capital appreciation” and, upon the change of sub-adviser, the Fund’s investment objective became “long-term total return, which consists of capital appreciation and income.”
     The Fund attempts to achieve its objective by investing in common stocks of companies that the sub-adviser has identified as financially sound but out-of-favor that provide above-average potential total returns and sell at below-average price/earnings multiples. The Fund employs a “bottom-up” approach, which is the use of fundamental analysis to select specific securities from a variety of industries. The Fund may buy securities issued by companies of any size or market capitalization range and at times might increase its emphasis on securities of issuers in a particular capitalization range. While the Fund does not limit its investments to issuers within a particular capitalization range, the portfolio manager currently focuses on securities of larger-size companies.
     In connection with the change of sub-adviser, fixed-income securities and investments in cash and cash equivalents were deleted as principal investment strategies of the Fund, and accordingly, “Interest Rate Risk” was deleted as a principal investment risk of the Fund.
The Wellington Sub-Advisory Agreement
     Pursuant to the Wellington Sub-Advisory Agreement, Wellington Management agreed to provide an investment program and be responsible for the investment and reinvestment of the Fund’s assets. Wellington Management will select securities for the Fund, subject to VALIC’s oversight. Wellington Management may place trades through brokers of its choosing and will take into consideration the quality of the brokers’ services and execution.
     The Wellington Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Wellington Sub-Advisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The Wellington Sub-Advisory Agreement provides, after an initial two year period, for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund; and (ii) in either case the Independent Directors. The Wellington Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon at least 60 days’ written notice. The Wellington Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates. The Wellington Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on January 25, 2011. The effective date of the Wellington Sub-Advisory Agreement was March 14, 2011. The Board will review the Wellington Sub-Advisory Agreement, with respect to this Fund, again in 2012.

     Sub-advisory Fees. For the fiscal year ended May 31, 2010, VALIC paid Oppenheimer $754,788, which equaled 0.45% of the Fund’s average daily net assets. Of the advisory fees VALIC received, it retained $553,511 of its advisory fee after payment of sub-advisory fees to Oppenheimer. The sub-advisory fee rate payable to Wellington Management is lower than the sub-advisory fee rate payable to Oppenheimer.
     If, for the fiscal year ended May 31, 2010, Wellington Management had served as a sub-adviser to the Fund for the entire year it would have received $670,923 in sub-advisory fees, which is approximately $83,867, or 15.2% more than the fees actually paid to Oppenheimer.
Board Considerations
     At an in-person meeting held on January 24-25, 2011, the Board, including the Independent Directors, approved the Wellington Sub-Advisory Agreement with respect to the Fund. The Board considered that Wellington Management would replace Oppenheimer as the sub-adviser responsible for the day-to-day management of the Fund’s assets. In connection with the approval of the Wellington Sub-Advisory Agreement, the Board approved the termination of Oppenheimer as the sub-adviser of the Fund.
     The Board received materials relating to certain factors the Board considered in determining to approve the Wellington Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Wellington Management; (2) Wellington Management’s sub-advisory fee rate compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Subadvisory Expense Group”), as selected by Lipper, Inc., an independent third-party provider of investment company data; (3) the investment performance of the Fund compared to performance of comparable funds in its Morningstar category (“Performance Group”) and against the Fund’s benchmark (the “Benchmark”), and the investment performance of a comparable fund managed by Wellington Management against the relevant Fund’s Performance Group, Benchmark and the Fund’s performance; (4) the costs of services and the benefits potentially to be derived by Wellington Management, (5) whether the Fund would benefit from possible economies of scale by engaging Wellington Management; (6) the profitability of the Wellington Management; and (7) the terms of the Sub-Advisory Agreement.
     In considering whether to approve the Wellington Sub-Advisory Agreement, the Board also took into account presentations made at the January 2011 meeting by members of management as well as presentations made by representatives from Wellington Management who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the Wellington Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive session.
     Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Wellington Management. The Board also considered that Wellington Management’s management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with its investment objective, policies and restrictions as set forth in its prospectus and statement of additional information. The Board considered information provided to it regarding the services to be provided by Wellington Management. The Board considered the qualifications, background and responsibilities of Wellington Management’s investment and compliance personnel who would be responsible for providing investment management services to the Fund. The Board considered the investment strategies, investment style and investment processes that would be implemented by Wellington Management’s portfolio team. The Board took into account Wellington Management’s financial condition.
     The Board, including a majority of the Independent Directors, concluded that the scope and quality of advisory services to be provided by Wellington Management would be satisfactory.
     Fees and Expenses; Investment Performance. The Board received and reviewed the Fund’s sub-advisory fee rates compared against the relevant Subadvisory Expense Group/Universe. The Board also considered that VALIC negotiated the sub-advisory fee rates at arms-length and that the sub-advisory fees are paid by VALIC out of the advisory fees it receives from the Fund. The Board considered that the sub-advisory fee rate payable to

Wellington Management contains breakpoints. Wellington Management provided and the Board also considered expense information of comparable accounts managed by Wellington Management.
     The Board noted that the sub-advisory fee payable to Wellington Management is lower than the sub-advisory fee payable to Oppenheimer. The Board also considered that the sub-advisory fee payable to Wellington Management was equal to the median of the Fund’s Subadvisor Expense Group and above the median of its Subadvisor Expense Universe. As a result of the lower sub-advisory fee rate payable to Wellington Management, the advisory fees retained by VALIC after the payment of sub-advisory fees would increase. The Board took into account management’s discussion of the Fund’s expenses, and noted that the Fund’s advisory fee rate would remain the same.
     It was noted that the Board reviews regularly detailed performance information about the Fund. The Board received and reviewed information prepared by management regarding the Fund’s investment performance compared against its Benchmark and Performance Group. It was noted that all performance information presented was as of the period ended November 30, 2010. With respect to the Fund’s performance, the Board considered that management has closely monitored the Fund’s performance for more than a year and that the Fund’s performance has experienced cyclical periods of over and under performance under Oppenheimer’s management. The Board considered the performance of another fund managed by Wellington Management with a similar investment objective and investment style. The Board noted that the similar fund managed by Wellington Management underperformed the Benchmark and Performance Group for the one-year period and outperformed the Benchmark and Performance Group for the three- and five-year periods.
     The Board concluded that the sub-advisory fees payable to Wellington Management are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered. The Board also took into account management’s discussion of the Fund’s performance and concluded that the engagement of Wellington Management could benefit the Fund’s performance.
     Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the Wellington Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory and sub-advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis. Because sub-advisory fees are paid by VALIC and not by the Fund, the Board determined that the costs of the services to be provided by Wellington Management and its profitability from its relationship with the Fund was not a material factor in its deliberations with respect to consideration of approval of the Wellington Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Wellington Management’s management of the Fund was not a material factor in approving the Wellington Sub-Advisory Agreement although the Board noted that the proposed sub-advisory fee schedule contained breakpoints.
     Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the Wellington Sub-Advisory Agreement, including the duties and responsibilities undertaken by Wellington Management. The Board also reviewed the terms of payment for services to be rendered by Wellington Management and noted that VALIC would compensate Wellington Management out of the advisory fees it receives from the Fund. The Board noted that the Wellington Sub-Advisory Agreement provide that Wellington Management will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Wellington Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the Wellington Sub-Advisory Agreement were reasonable.
     Conclusions. In reaching its decision to approve the Wellington Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and its deliberations, the Board, including a majority of the Independent Directors, concluded that it was in the best interests of the Fund and its shareholders to approve the Wellington Sub-Advisory Agreement.

Information about Wellington Management
     Wellington Management is a Massachusetts limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of April 30, 2011, Wellington Management had investment management authority with respect to approximately $684 billion in assets.
     Wellington Management is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with Wellington Management or its affiliates since the beginning of the Fund’s most recent fiscal year.
     The following chart lists the principal executive officers and the directors of Wellington Management and their principal occupations. The business address of each officer and director is 280 Congress Street, Boston, Massachusetts 02210.

Position with Wellington Management
Name	and Principal Occupation
Charles S. Argyle	Managing Director, Partner and Executive Committee Member

Edward P. Bousa	Senior Vice President, Partner and Executive Committee Member

Cynthia M. Clarke	Senior Vice President, Partner and Chief Legal Officer

Wendy M. Cromwell	Senior Vice President, Partner and Executive Committee Member

Selwyn J. Notelovitz	Senior Vice President, Partner and Chief Compliance Officer

Saul J. Pannell	Senior Vice President, Partner and Executive Committee Member

Phillip H. Perelmuter	Senior Vice President, Managing Partner and Executive Committee Member

Edward J. Steinborn	Senior Vice President, Partner and Chief Financial Officer

Brendan J. Swords	Senior Vice President, Managing Partner and Executive Committee Member

Perry M. Traquina	President, Chief Executive Officer, Managing Partner and Executive Committee Member

Vera M. Trojan	Senior Vice President, Partner and Executive Committee Member

James W. Valone	Senior Vice President, Partner and Executive Committee Member
Other Service Agreements
     VC I has service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2010, the Fund paid VALIC $1,439 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $117,411 for accounting and administrative services. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.
Brokerage Commissions
     During the fiscal year ended May 31, 2010, the Fund paid commissions to affiliated broker-dealers in the amount of $2,998.

ANNUAL REPORTS
     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to: VALIC Company I 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com
SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were 14,837,927 of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
AMENDMENT NO. 5 TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 5 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of March 14, 2011, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated August 29, 2001 (the “Agreement”), and as amended on and as amended on January 1, 2002, April 23, 2003, January 29, 2007 and October 31, 2007, with respect to the Covered Funds; and
     WHEREAS, pursuant to Section 5 of the Agreement which provides for an initial term of two years from the date of this Amendment, with respect to Value Fund.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage the assets of the Value Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement, at the fee rate reflected in Schedule A attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.

VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ Kurt Bernlohr Name: Kurt Bernlohr	By:	/s/ Pamela Dipple Name: Pamela Dipple
	Title: Senior Vice President		Title: Senior Vice President
SCHEDULE A
SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion managed, as follows:

Covered Funds	Fee
Science & Technology Fund	0.55% of the first $100 million
0.50% of the next $300 million
0.45% on the excess over $400 million

Value Fund	0.40% on the first $250 million
0.35% on the next $250 million
0.30% on the excess over $500 million

EXHIBIT A
AMENDMENT NO. 4 TO
INVESTMENT SUB-ADVISORY AGREEMENT
     This AMENDMENT NO. 4 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 31, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP (the “Sub-Adviser”).
W I T N E S S E T H:
     WHEREAS, the Adviser and VALIC Company I (the “Corporation”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation, and pursuant to which the Adviser may delegate one or more of its duties to a sub-adviser pursuant to a written sub-advisory agreement; and
     WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated August 29, 2001, as amended from time to time (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain series (the “Funds”) of the Corporation, as listed on Schedule A of the Sub-Advisory Agreement;
     WHEREAS, the parties desire to amend the Sub-Advisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with sub-advisory affiliates; and
     WHEREAS, the Board of Directors of the Corporation has approved this Amendment to the Sub-Advisory Agreement and it is not required to be approved by the shareholders of the Funds.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1.	The following provision is inserted in Section 1 of the Sub-Advisory Agreement:

“The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Sub-Advisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sub-Advisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ EVELYN M. CURRAN	By:	/s/ NANCY T. LUKITSH
	Name: Evelyn Curran		Name: Nancy T. Lukitsh
	Title: Senior Vice President		Title: Senior Vice President

EXHIBIT A
AMENDMENT NO. 3 TO
INVESTMENT SUB-ADVISORY AGREEMENT
THIS AMENDMENT NO. 3 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of January 29, 2007, by and among The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated August 29, 2001 (the “Agreement”), and as amended on January 1, 2002 and April 23, 2003, with respect to the VC I Covered Funds with the Sub-Adviser as listed on Schedule A thereto; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the inclusion of the Science & Technology Fund, as one of the Covered Funds to be managed by the Sub-Adviser.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage a portion of the assets of the Science & Technology Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement. The revised Schedule A is also attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		WELLINGTON MANAGEMENT COMPANY, LLP

By:	/S/ Evelyn Curran	By:	/S/ Pamela Dipple
	Name: Evelyn Curran		Name: Pamela Dipple
	Title: Senior Vice President		Title: Senior Vice President

EXHIBIT A
AMENDMENT NO. 2 TO
INVESTMENT SUB-ADVISORY AGREEMENT
This AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of April 23, 2003, by and among The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated August 29, 2001 (the “Agreement”), with respect to the Covered Fund(s) listed on Schedule A thereto; and
     WHEREAS, the parties wish to amend Section 1 entitled “Services Rendered and Expenses Paid by the SUB-ADVISER” to include the following as the last paragraph:
The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund (s) (or a portion thereof) in securities or other assets.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree upon the Amendment as stated above.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

	By:	/s/ EVELYN M. CURRAN
Name: Evelyn M. Curran
Title: Senior Vice President
ATTEST:		Date: May 8, 2003

/s/ MELISSA LAFAIVE

WELLINGTON MANAGEMENT COMPANY, LLP

	By:	/s/ JONATHAN M. PAYSON
Name: Jonathan M. Payson
Title: Senior Vice President
Date: May 2, 2003

EXHIBIT A
AMENDMENT NO. 1 TO
INVESTMENT SUB-ADVISORY AGREEMENT
THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of January 1, 2002, by and among The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company, LLP (the “Sub-Adviser”).
RECITALS
     WHEREAS, VALIC and VALIC Company I (“VC I”) (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and
     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Advisory dated August 29, 2001 (the “Agreement”), with respect to the VC I Covered Funds with the Sub-Adviser; and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect that the Sub-Adviser will manage a portion of the Covered Fund’s assets.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:
1.	Schedule A Amendment. Schedule A is deleted in its entirety and replaced with the following:
SUB-ADVISER shall manage a portion of the Core Equity Fund assets and shall be compensated as follows on that portion:
0.325% of the first $50 million 0.250% of the next $450 million 0.200% of the next $1 billion 0.180% on the excess over $1.5 billion
2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

	By:	/s/ MARY L. CAVANAGH
Name: Mary L. Cavanagh
Title: Senior Vice President
Date: January 9, 2002
ATTEST:

/s/ TOM THOMPSON

WELLINGTON MANAGEMENT COMPANY, LLP

	By:	/s/ JONATHAN M. PAYSON

Name: Jonathan M. Payson
Title: Senior Vice President
Date: January 8, 2002

ATTEST:

/s/ JOHN BRUNO
EXHIBIT A

EXHIBIT A
INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 29th day of August, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and WELLINGTON MANAGEMENT COMPANY, LLP, hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).
(b) VALIC is engaged as the investment adviser of North American Funds Variable Product Series I (“NAF Variable”) pursuant to an Investment Advisory Agreement between VALIC and NAF Variable, a Maryland corporation. NAF Variable is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.
(c)	The FUND currently consists of twenty-one portfolios (“Funds”):
North American — AG Asset Allocation Fund
North American — AG Capital Conservation Fund
North American — AG Government Securities Fund
North American — AG Growth & Income Fund
North American — AG International Equities Fund
North American — AG International Government Bond Fund
North American — AG Large Cap Growth Fund
North American — AG MidCap Index Fund
North American — AG 1 Money Market Fund
North American — AG Nasdaq-100® Index Fund
North American — AG Small Cap Index Fund
North American — AG Social Awareness Fund
North American — AG Stock Index Fund
North American — American Century Income & Growth Fund
North American — American Century International Growth Fund
North American Core Equity Fund
North American — Founders/T. Rowe Price Small Cap Fund
North American — Putnam Opportunities Fund
North American — T. Rowe Price Blue Chip Growth Fund
North American — T. Rowe Price Health Sciences Fund
North American — T. Rowe Price Science & Technology Fund

In accordance with NAF Variable’s Articles of Incorporation (the “Articles”), new Funds may be added to NAF Variable upon approval of NAF Variable’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.
     VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

EXHIBIT A
1. Services Rendered and Expenses Paid by the SUB-ADVISER
The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and NAF Variable’s Board of Directors and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), NAF Variable’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by NAF Variable’s Board of Directors shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the most favorable overall price and execution. Subject to approval by NAF Variable’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.
The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and NAF Variable’s Board of Directors regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and NAF Variable promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and NAF Variable in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish NAF Variable’s Board of Directors such periodic and special reports as VALIC and NAF Variable’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Directors of NAF Variable has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.
Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.
The SUB-ADVISER will not hold money or investments on behalf of NAF Variable. The money and investments will be held by the Custodian of NAF Variable. The SUB-ADVISER will arrange for the transmission to the

EXHIBIT A
Custodian for NAF Variable, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).
The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or NAF Variable other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.
Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.
2. Compensation of the SUB-ADVISER
VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of NAF Variable. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.
The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in NAF Variable’s Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.
If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.
The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of NAF Variable.
3. Scope of the SUB-ADVISER’s Activities
The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).
Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.
The SUB-ADVISER shall not be liable to VALIC, NAF Variable, or to any shareholder in NAF Variable, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.
4. Representations of the SUB-ADVISER and VALIC
The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency,

EXHIBIT A
necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and NAF Variable with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and NAF Variable with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
5. Term of Agreement
This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of NAF Variable’s directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of NAF Variable’s Board of Directors or a majority of that Fund’s outstanding voting securities.
This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and NAF Variable as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between NAF Variable and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of NAF Variable’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.
6. Other Matters
The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or

EXHIBIT A
acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or NAF Variable with respect to them.
The SUB-ADVISER agrees that all books and records which it maintains for NAF Variable are NAF Variable’s property. The SUB-ADVISER also agrees upon request of VALIC or NAF Variable, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.
VALIC has herewith furnished the SUB-ADVISER copies of NAF Variable’s Prospectus, Statement of Additional Information, Articles and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.
The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of NAF Variable in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.
VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of NAF Variable or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and NAF Variable as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.
VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates. The provisions of this paragraph shall survive the termination of this Agreement.
The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.
7. Applicability of Federal Securities Laws
This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

EXHIBIT A
8.	Amendment and Waiver
Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.
9.	Notices
All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	If to SUB-ADVISER:

Attn: Nori L. Gabert, Esq.	John Bruno
2929 Allen Parkway	Wellington Management Company, LLP
Houston, Texas 7701975	State Street, Boston, Massachusetts 02109
The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	/s/ Mary Cavanaugh
	Name:	Mary Cavanaugh
	Title:	Senior Vice President

ATTEST:

/s/ Tom Thompson

WELLINGTON MANAGEMENT COMPANY, LLP
By:	/s/ Jonathan M. Payson
	Name:	Jonathan M. Payson
	Title:	Senior Vice President

ATTEST:

/s/ John Bruno
John Bruno, Vice President

SCHEDULE A
(Effective August 29, 2001)
Annual Fee computed at the following annual rate, based on average daily net asset value for each month and payable monthly:

Covered Fund	Fee
North American Core Equity Fund	[OMITTED]